Exhibit 99.1

News Release

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN ELECTS MICHAEL J. LONG

TO ITS BOARD OF DIRECTORS

VALLEY FORGE, PA, May 11, 2006 — AmerisourceBergen Corporation (NYSE:ABC) today announced that Michael J. Long, 47, has been elected to its Board of Directors. The election, effective today, expands the AmerisourceBergen board from nine to ten members.

Long is Senior Vice President and President, North America and Asia/Pacific Components for Arrow Electronics, Inc (NYSE: ARW), an $11 billion global distributor of electronic components and computer products. He joined Arrow in 1990, when the company merged with Schweber Electronics, Inc. In 1994, Long was President, Capstone Electronics, an Arrow company and from 1995 to 1999, he was President, Gates/Arrow Distributing. From 1998 until 2005 when he was named to his current position, he was President and Chief Operating Officer of Arrow North American Computer Products.

As a result of his business success, Long was named one of Computer Resellers News’ “Top 25 Executives” in both 2002 and 2004.

“Long’s understanding of distribution, his commitment to innovation and his proven leadership make him an excellent addition to the Board,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen.

R. David Yost, Chief Executive Officer of AmerisourceBergen, added, “His strong management background in a highly competitive distribution business and his broad executive experience are valuable additions to the Company.”

Long is active in the Global Peer Networking Group, Young Presidents’ Organization and serves on the Board of Directors of the Denver Zoo.

He received his Bachelor of Business Administration from the University of Wisconsin, Whitewater, and attended the Milwaukee School of Engineering.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); further declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica long-term care business and/or the inability of the business to offset the rebate reductions that have already occurred, market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; the Pharmaceutical Distribution segment’s ability to continue to successfully transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.